Exhibit 5.2

Linklaters LLP 1345 Avenue of the Americas New York, NY 10105 Telephone (+1) 212 903 9000 Facsimile (+1) 212 903 9100

Hungary – Government Debt Management Agency
Private Company Limited by Shares
Csalogány u. 9-11.
H-1027 Budapest
Hungary

September 17, 2013

Dear Sirs:

1                                      We have acted as counsel to Hungary (the “Issuer”) in connection with the registration statement (the “Registration Statement”) filed on the date hereof relating to the registration of Securities of the Issuer filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”).  Pursuant to the Registration Statement, the Issuer is registering U.S.$5,000,000,000 aggregate principal amount of its debt securities (the “Securities”) to be offered and sold from time to time as set forth in the Registration Statement.

2                                      This opinion is limited to the federal law of the United States and the laws of the State of New York, and we express no opinion as to the effect of the laws of any other State of the United States or any other jurisdiction.

3                                      For the purpose of this opinion, we have examined the Registration Statement, including the base prospectus forming a part thereof, the fiscal agency agreement (the “Fiscal Agency Agreement”) (including the form of Registered Global Debt Security) filed as an exhibit to the Registration Statement and the underwriting agreement (the “Underwriting Agreement” and, together with the Fiscal Agency Agreement, the “Agreements”) filed as an exhibit to the Registration Statement, and such certificates, other documents and questions of law as we have considered necessary or appropriate. We have assumed that the Issuer has the power to execute and deliver the Securities and the Agreements and to perform its obligations thereunder, that the Agreements have been duly authorized, executed and delivered under the laws of Hungary by the Issuer, that the Securities conform to the forms examined by us

This communication is confidential and may be privileged or otherwise protected by work product immunity.

Linklaters LLP is a multinational limited liability partnership registered in England and Wales with registered number OC326345 including solicitors of the Senior Courts of England and Wales, members of the New York and District of Columbia Bars and foreign legal consultants in New York. It is a law firm authorized and regulated by the Solicitors Regulation Authority. The term partner in relation to Linklaters LLP is used to refer to a member of Linklaters LLP or an employee or consultant of Linklaters LLP or any of its affiliated firms or entities with equivalent standing and qualifications. A list of the names of the members of Linklaters LLP together with a list of those non-members who are designated as partners and their professional qualifications is open to inspection at its registered office, One Silk Street, London EC2Y 8HQ, England or on www.linklaters.com.

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and that the signatures on all documents examined by us are genuine, assumptions that we have not independently verified.

4                                      In our opinion, the Securities, when duly executed and delivered by the Issuer, will constitute valid and legally binding obligations of the Issuer, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5                                      We note that the designation in the Fiscal Agency Agreement of the United States federal courts set forth therein as a venue for proceedings relating to the Securities and the Fiscal Agency Agreement is subject to the power of United States federal courts to transfer proceedings pursuant to Section 1404(a) of Title 28 of the United States Code or to dismiss such proceedings on the grounds that such United States federal court is an inconvenient forum for such action. In addition, we note that the enforceability in the United States of the waiver of immunities by the Issuer set forth in Section 17 of the Underwriting Agreement and Section 10 of the Fiscal Agency Agreement is subject to the limitations imposed by the Foreign Sovereign Immunities Act of 1976 and to other limitations contained in such agreement.

6                                      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Validity of the Securities” in the Registration Statement. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term “expert” as used in the Securities Act, or the rules and regulations of the Commission issued thereunder. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you, or to make any investigations as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Yours faithfully,

/s/ Linklaters LLP
Linklaters LLP